                                                                     EXHIBIT (A)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1993-1 Monthly Statement
                        Class A Certificate CUSIP #25466KAA7
                        Class B Certificate CUSIP #25466KAB5


Trust Distribution Date: April 15, 1999       Due Period Ending:  March 31, 1999

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:


1.     Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
       -----------------------------------------------------------------------------------------------------------
          Series  1993-1                                Total           Interest           Principal
              Class A   31 days at 5.208750000%     $83.707109375     $0.373776042       $83.333333333

              Class B   30 days at 5.300000000%      $4.416666667     $4.416666667        $0.000000000

2.     Principal Receivables at the end of the Due Period
       --------------------------------------------------
   (a) Aggregate Investor Interest                           $19,318,236,342.63
       Seller Interest                                        $6,980,635,086.38

       Total Master Trust                                    $26,298,871,429.01

   (b) Group One Investor Interest                           $16,768,236,342.63

   (c) Group Two Investor Interest                            $2,550,000,000.00

   (d) Series 1993-1 Investor Interest                           $47,873,000.00

   (e) Class A Investor Interest                                          $0.00

       Class B Investor Interest                                 $47,873,000.00

3.     Allocation of Receivables Collected During the Due Period
       ---------------------------------------------------------
                                                                     Finance Charge            Principal           Yield
                                                                       Collections            Collections         Collections

   (a) Allocation of Collections between Investor and Seller

       Aggregate Investor Allocation                                  $318,986,204.60     $3,143,772,753.34         $0.00

       Seller                                                         $119,661,882.14     $1,179,329,259.93         $0.00

   (b) Group One Allocation                                           $277,159,793.58     $2,731,552,007.06         $0.00

   (c) Group Two Allocation                                            $41,826,411.02       $412,220,746.28         $0.00

   (d) Series 1993-1 Allocations                                        $1,810,300.66        $17,841,442.01         $0.00

   (e) Class A Allocations                                              $1,025,120.58        $10,103,089.41         $0.00

       Class B Allocations                                                $785,180.08         $7,738,352.60         $0.00


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                              Deposits into the
                               SPFAs This          SPFA     Deposit Deficit    Investment
                               Due Period         Balance       Amount           Income

     Series 1993-1          $62,500,000.00         $0.00         0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                        Total Payments
                                 Amount Paid      Deficit Amount         Through This
                              This Due Period    This Due Period          Due Period

     Series 1993-1             $62,500,000.00       $0.00               $750,000,000.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                                 Deposits Into the
                                                   SIFAs This
                                                   Due Period      SIFA Balance
     Series 1993-1                                $491,771.11            $0.00

7.   Pool Factors
     ------------
                                                                This Due Period

     Class A                                                         0.00000000

     Class B                                                         1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                      Cumulative
                                                                  Investor Charged-Off
                                               This Due Period          Amount

 (a) Group One                                 $96,984,251.15            $0.00

 (b) Group Two                                 $14,635,972.62            $0.00

 (c) Series 1993-1                                $633,463.65            $0.00

 (d) Class A                                      $358,712.03            $0.00

     Class B                                      $274,751.62            $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                                    Per $1,000 of
                                                                  Original Invested
                                                        Total        Principal
 (a) Group One                                          $0.00          $0.00

 (b) Group Two                                          $0.00          $0.00

 (c) Series 1993-1                                      $0.00          $0.00

 (d) Class A                                            $0.00          $0.00

     Class B                                            $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period                Per $1,000 of
     ------------------------------------------------              Original Invested
                                                         Total        Principal

 (a) Group One                                          $0.00          $0.00

 (b) Group Two                                          $0.00          $0.00

 (c) Series 1993-1                                      $0.00          $0.00

 (d) Class A                                            $0.00          $0.00

     Class B                                            $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses              Per $1,000 of
     ------------------------------------------------            Original Invested
                                                        Total        Principal

 (a) Group One                                          $0.00          $0.00

 (b) Group Two                                          $0.00          $0.00

 (c) Series 1993-1                                      $0.00          $0.00

 (d) Class A                                            $0.00          $0.00

     Class B                                            $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                                 $28,162,338.33

 (b) Group Two                                                  $4,250,000.00

 (c) Series 1993-1                                                $183,955.00

 (d) Class A                                                      $104,166.67

     Class B                                                       $79,788.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                  As a Percentage
                                                                    of Class A
                                                      Total       Invested Amount

     Series 1993-1 Class B                            $0.00         0.0000%


14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                    Shared Amount       Class B Amount

     Maximum Amount                                 $7,978,730.00       $15,957,460.00

     Available Amount                               $7,978,730.00       $15,957,460.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                                  $0.00                $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding         $26,680,777,126.04

                               Delinquent Amount          Percentage of Ending
     Payment Status            Ending Balance             Receivables Outstanding

     30-59 days               $648,154,953.36                  2.43%

     60-179 days            $1,159,113,400.71                  4.34%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ------------------------------

                                             Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1993-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on April 15, 1999:


      1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

      2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

      3.   The aggregate amount of Collections processed during the related Due
           Period is equal to                                                                       $4,761,750,100.14

      4.   The aggregate amount of Class A Principal Collections processed during
           the related Due Period is equal to                                                          $10,103,089.41

      5.   The aggregate amount of Class A Finance Charge Collections processed
           during the related Due Period is equal to                                                    $1,025,120.58

      6a.  The aggregate amount of Class A Principal Collections recharacterized as
           Series Yield Collections during the related Due Period is equal to$0.00

      6b.  The aggregate amount of Class A Additional Funds for this Distribution
           date is equal to                                                                                     $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class A Required Amount Shortfall                                           $0.00
                is equal to

           (b)  with respect to the Class A Cumulative Investor Charged-Off                                     $0.00
                Amount is equal to

           (c)  with respect to the Class A Investor Interest is equal to                                       $0.00

      8.   The sum of all amounts payable to the Class A Certificateholders
           on the current Distribution Date is equal to                                                $62,780,332.03

      9.   The aggregate amount of Class B Principal Collections processed during
           the related Due Period is equal to                                                           $7,738,352.60

     10.   The aggregate amount of Class B Finance Charge Collections processed
           during the related Due Period is equal to                                                      $785,180.08

     11a.  The aggregate amount of Class B Principal Collections recharacterized as
           Series Yield Collections during the related Due Period is equal to                                   $0.00

     11b.  The aggregate amount of Class B Additional Funds for this Distribution
           date is equal to                                                                                     $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class B Required Amount Shortfall                                           $0.00
                is equal to

           (b)  with respect to the Class B Cumulative Investor Charged-Off                                     $0.00
                Amount is equal to

           (c)  with respect to the Class B Investor Interest is equal to                                       $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                                    $211,439.08

     14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of April, 1999.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer